UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:  August 27, 2007
(Date of earliest event reported)
Energy West, Incorporated
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	0-14183 (Commission File Number)	81-0141785 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On August 30, 2007, Energy West, Incorporated (the “Company”) issued a press release announcing financial results for the full year and fourth quarter ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1.
This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2006, its quarterly reports on Form 10-Q, and other periodic filings for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2007, David A. Cerotzke assumed the newly created position of Vice Chairman of the Board and will no longer serve as President and Chief Executive Officer of the Company. On the same date, the Board of Directors appointed Thomas J. Smith to serve as interim President of the Company.
Mr. Smith, age 63, has been a director of the Company since December 2003. From 1999 to 2006 Mr. Smith was the President of John D. Oil and Gas Company, a publicly-held oil and gas exploration company. Mr. Smith is currently a director of John D. Oil and Gas. Since 2003 he has been President, Treasurer and Secretary of Northeast Ohio Natural Gas Corporation, a natural gas distribution company; and since 2002 he has been President, Treasurer and Secretary of Orwell Natural Gas Company, also a natural gas distribution company. Mr. Smith does not have an employment agreement with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Energy West, Incorporated Press Release dated August 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy West, Incorporated
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	interim President

Dated:  August 31, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Energy West, Incorporated Press Release dated August 30, 2007

4